COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]           BEAR STEARNS ASSET BACKED SECURITIES I LLC
                            ASSET-BACKED CERTIFICATES, SERIES 2006-SD3 GROUP I

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NEW ISSUE COMPUTATIONAL MATERIALS



$184,645,201 (approximate +/-10%)

BEAR STEARNS ASSET BACKED SECURITIES I LLC
ASSET-BACKED CERTIFICATES, SERIES 2006-SD3, GROUP I

BEAR STEARNS ASSET-BACKED SECURITIES I LLC
Depositor

EMC MORTGAGE CORPORATION
Mortgage Loan Seller

WELLS FARGO BANK, N.A.
Master Servicer and Securities Administrator

BEAR, STEARNS & CO. INC.
Sole Manager

All Statistical Information based upon Information as of August 1, 2006.


SEPTEMBER 5, 2006






                                [GRAPHIC OMITTED]


-------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                            COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]           BEAR STEARNS ASSET BACKED SECURITIES I LLC
                            ASSET-BACKED CERTIFICATES, SERIES 2006-SD3 GROUP I

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STATEMENT REGARDING FREE WRITING PROSPECTUS


The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. Please click here http://www.bearstearns.com/prospectus/bsabs or visit the following website: "www.bearstearns.com/prospectus/bsabs" for a copy of the base prospectus applicable to this offering.

The Information in this free writing prospectus is preliminary and is subject to completion or change.

The Information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and will be superseded by the preliminary prospectus. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Certificates until we have accepted your offer to purchase Certificates. We will not accept any offer by you to purchase Certificates, and you will not have any contractual commitment to purchase any of the Certificates until after you have received the preliminary prospectus. You may withdraw your offer to purchase Certificates at any time prior to our acceptance of your offer.

SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The information contained in the attached materials (the "Information") may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities described therein. Should you receive Information that refers to the "Statement Regarding Assumptions and Other Information", please refer to this statement instead. The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information. Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed. Performance results are based on mathematical models that use inputs to calculate results. As with all models, results may vary significantly depending upon the value given to the inputs. Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments), interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data, reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information (paydown factors, rate resets, remittance reports and trustee statements). Models used in any analysis may be proprietary, the results therefore, may be difficult for any third party to reproduce. Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested using assumptions different from those included in the Information. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed facts and circumstances. Offering Documents contain data that is current as of their publication dates and after publication may no longer be accurate, complete or current. Contact your registered representative for Offering Documents, current Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the Information.

Any pricing estimates Bear Stearns has supplied at your request (a) represent our view, at the time determined, of the investment value of the securities between the estimated bid and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by Bear Stearns or any other person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market at any time, (d) have not been confirmed by actual trades, may vary from the value Bear Stearns assigns or may be assigned to any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: Bear Stearns and/or individuals associated therewith may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. We act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. Bear Stearns shall not be a fiduciary or advisor unless we have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision.






-------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                            COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]           BEAR STEARNS ASSET BACKED SECURITIES I LLC
                            ASSET-BACKED CERTIFICATES, SERIES 2006-SD3 GROUP I

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                               CONTACT INFORMATION



MBS Trading

Scott Eichel                                 Tel: (212) 272-5451
Sr. Managing Director                        eichel@bear.com

Chris Scott                                  Tel: (212) 272-5451
Sr. Managing Director                        cscott@bear.com

MBS Structuring

Lisa Marks                                   Tel: (212) 272-6420
Managing Director                            lmarks@bear.com

MBS Banking

Robert Durden                                Tel: (212) 272-5714
Vice-President                               rdurden@bear.com

Ryan Bell                                    Tel: (212) 272-2533
Analyst                                      rbell@bear.com

Syndicate

Carol Fuller                                 Tel: (212) 272-4955
Senior Managing Director                     cfuller@bear.com

Angela Ward                                  Tel: (212) 272-4955
Associate Director                           adward@bear.com

Rating Agencies

Fitch:   Kei Ishidoya                        Tel: (212) 908-0238
                                             kei.ishidoya@fitchratings.com

         Michele Patterson                   Tel: (212) 908-0779
                                             michele.patterson@fitchratings.com

S&P:     Errol Arnie                         Tel: (212) 438-2089
                                             errol_arne@standardandpoors.com




-------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                            COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]           BEAR STEARNS ASSET BACKED SECURITIES I LLC
                            ASSET-BACKED CERTIFICATES, SERIES 2006-SD3 GROUP I

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

                                       CERTIFICATE INFORMATION TO MATURITY


-----------------------------------------------------------------------------------------------------------------------------
             CERTIFICATE       RATINGS              CE           PASS-THROUGH         WINDOW       WAL       CERTIFICATE
  CLASS       SIZE (1)        S&P/FITCH          LEVELS (1)         RATE              (MOS)      (YRS)          TYPE
-----------------------------------------------------------------------------------------------------------------------------
  I-A-1A      $48,451,000      AAA/AAA            20.00% (2)    Fixed 5.500% (4)       1-353      3.227      Super Senior
-----------------------------------------------------------------------------------------------------------------------------
  I-A-1B       $4,115,000      AAA/AAA            13.20% (2)    Fixed 5.500% (4)       1-353      3.227     Senior Support
-----------------------------------------------------------------------------------------------------------------------------
  I-A-1C       $5,760,000      AAA/AAA            13.20% (2)    Fixed 5.500% (4)       1-353      3.227     Senior Support
-----------------------------------------------------------------------------------------------------------------------------
  I-A-2A      $31,915,000      AAA/AAA            13.20% (2)    Fixed 6.000% (4)       1-62       2.059         Senior
-----------------------------------------------------------------------------------------------------------------------------
  I-A-2B       $7,979,000      AAA/AAA            13.20% (2)    Fixed 6.000% (4)      62-353      8.139         Senior
-----------------------------------------------------------------------------------------------------------------------------
  I-A-3       $67,802,000      AAA/AAA            20.00% (2)    Fixed 6.500% (4)       1-358      3.316      Super Senior
-----------------------------------------------------------------------------------------------------------------------------
   I-X           (3)           AAA/AAA            13.20% (2)          (5)              1-358      4.234    Senior/Interest
                                                                                                                 Only
-----------------------------------------------------------------------------------------------------------------------------
   I-PO        $2,241,201      AAA/AAA            13.20% (2)       0.000% (6)          1-353      3.947    Senior/Principal
                                                                                                                 Only
-----------------------------------------------------------------------------------------------------------------------------
  I-B-1        $9,112,000       AA/AA              8.50% (2)        WAC (7)            1-358      9.883       Subordinate
-----------------------------------------------------------------------------------------------------------------------------
  I-B-2        $4,362,000        A/A               6.25% (2)        WAC (7)            1-358      9.883       Subordinate
-----------------------------------------------------------------------------------------------------------------------------
  I-B-3        $2,908,000      BBB/BBB             4.75% (2)        WAC (7)            1-358      9.883       Subordinate
-----------------------------------------------------------------------------------------------------------------------------
  I-B-4        $2,714,000       BB/BB              3.35% (2)        WAC (7)            1-358      9.883       Subordinate
-----------------------------------------------------------------------------------------------------------------------------
  I-B-5        $2,423,000        B/B               2.10% (2)        WAC (7)            1-358      9.883      Subordinate
-----------------------------------------------------------------------------------------------------------------------------
  I-B-6        $4,073,172       NR/NR           ------------        WAC (7)            1-358      9.883      Subordinate
-----------------------------------------------------------------------------------------------------------------------------

         NOTES:  - Prepayment Pricing Speed Assumption is 20% CPR
                 - Certificates will be priced to maturity
                 - Certificates are subject to a variance of +/- 10%

(1) The class sizes and credit enhancement levels are subject to change based upon the final pool and rating agency evaluation of subordination.

(2) Credit enhancement for the Certificates will be provided by subordination. The expected initial credit enhancement percentages are as provided above.

(3) The Class I-X Certificates will not have a Certificate Principal Balance and will not be entitled to distributions of principal. The Class I-X Certificates will accrue interest at the pass-through rate on their notional amount, which will be equal to the aggregate stated principal balance of the mortgage loans in subgroup 3 that have net mortgage rates greater than 6.500%. The initial notional amount of the Class I-X Certificates will be $58,160,154.

(4)     Subject to the available funds cap.

(5)     The pass-through rate for the Class I-X Certificates will be equal to
        (i) the excess of (a) the weighted average of the net mortgage rates of the mortgage loans in subgroup 3 with a net mortgage rate equal to or greater than 6.50% over (b) 6.50%. The pass-through rate for the initial interest accrual period is approximately 1.167% per annum.

(6) The Class I-PO Certificates are principal only certificates and will not bear interest.

(7) A variable pass-through rate equal to the weighted average of (i) 5.500% per annum, (ii) 6.000% per annum and (iii) 6.500% per annum, weighted in proportion to the results of subtracting from the aggregate principal balance of the mortgage loans in subgroup 1, subgroup 2 and subgroup 3, respectively (other than the portion of the mortgage loans attributable to the Class I-PO Certificates), the aggregate Certificate Principal Balance of the related class or classes of group I senior certificates, other than the related Class I-PO Certificates. The pass-through rate for the initial interest accrual period is approximately 6.029% per annum.


-------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

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THE COLLATERAL


    - Conventional, one- to four-family, fixed-rate loans secured by first and second liens on residential mortgage properties as briefly described in the table below.

    - The mortgage loans are serviced by EMC Mortgage Corp, Wells Fargo and Washington Mutual.

    - As of the Cut-Off Date, no more than approximately 20% of the mortgage loans will be 31-60 days delinquent and none of the mortgage loans will be greater than 60 days delinquent.

    - As of the Cut-Off Date, no more than 20% of the Mortgage Loans will have been more than 1x30 days delinquent in the past 12 months.

    - The mortgage loans were originated by approximately 70 originators with approximately 38% originated by Wells Fargo, approximately 35% were originated by Suntrust Mortgage and approximately 8% were originated by Washington Mutual. No other originator contributed more than 5%.

    - The mortgage loans that were originated by Wells Fargo are generally seasoned loans (approximately 33%), loans with a delinquency history (approximately 27%) and loans with an underwriting issue (approximately 36%).

    - The mortgage loans that were originated by Suntrust are generally loans that did not meet investor guidelines (approximately 30%), loans that had an underwriting issue (approximately 6%) and loans with a delinquency history (approximately 64%).

    - The mortgage loans that were originated by Washington Mutual are generally seasoned loans (approximately 80%), loans that did not meet investor guidelines (approximately 10%) and loans that had an underwriting issue (approximately 9%).

    - The mortgage loans have been acquired by the Mortgage Loan Seller from a variety of sources. Such loans were originated or intended to be originated based on prime or alternative "A" underwriting guidelines.


THE STRUCTURE

Senior/subordinate shifting interest structure.

THE GROUP I CERTIFICATES:

The trust will issue certificates consisting of senior certificates designated as the Class I-A-1A, Class I-A-1B, Class I-A-1C, Class I-A-2A, Class I-A-2B, Class I-A-3, Class I-X and Class I-PO Certificates (the "Senior Certificates") and the Class I-B-1, Class I-B-2 and Class I-B-3 Certificates (the "Offered Subordinate Certificates", and together with the Senior Certificates, the "Offered Certificates"). The trust will also issue Class I-B-4, Class I-B-5 and Class I-B-6 Certificates which are not offered hereby.




-------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                            COMPUTATIONAL MATERIALS FOR
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

----------------------------------------------------------------------------------------------------------------------------
                                                    % OF
                      INDEX/        PRINCIPAL        SUB-     GROSS    WAM      AGE     OTERM    GROSS       CURR
   LOAN TYPE           TERM          BALANCE         POOL    WAC (%)  (MOS.)   (MOS.)   (MOS.)   MARGIN(%)   CLTV(%)   FICO
----------------------------------------------------------------------------------------------------------------------------
Fixed/1st Lien        Balloon           $271,505     0.14    6.459     146       34      180     0.000      75.85     554
----------------------------------------------------------------------------------------------------------------------------
Fixed/1st Lien      Full Amort      $182,962,478    94.38    6.475     332       14      345     0.000      77.18     668
----------------------------------------------------------------------------------------------------------------------------
Fixed/2nd Lien        Balloon         $6,496,000     3.35   10.554     168       12      180     0.000      94.85     638
----------------------------------------------------------------------------------------------------------------------------
Fixed/2nd Lien      Full Amort        $4,126,103     2.13   10.649     321       13      334     0.000      96.87     613
---------------------------------------------------------------------------------------------------------------------------
                 TOTAL PORTFOLIO:   $193,856,086   100.00    6.700     326       14      339     0.000      78.19     665
---------------------------------------------------------------------------------------------------------------------------

      ALL COLLATERAL INFORMATION PROVIDED HEREIN HAS BEEN CALCULATED USING INFORMATION AS OF AUGUST 1, 2006 AND MAY DIFFER +/-10% FROM THE FINAL
          CHARACTERISTICS OF THE MORTGAGE POOL AS OF THE CUT-OFF DATE.






-------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                            COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]           BEAR STEARNS ASSET BACKED SECURITIES I LLC
                            ASSET-BACKED CERTIFICATES, SERIES 2006-SD3 GROUP I

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SUMMARY OF TERMS


DEPOSITOR:                         Bear Stearns Asset Backed Securities I LLC.

MORTGAGE LOAN SELLER:              EMC Mortgage Corporation.

MASTER SERVICER:                   Wells Fargo Bank, N.A.

SERVICERS:                         Wells Fargo Bank, N.A., EMC Mortgage
                                   Corporation and Washington Mutual

SOLE MANAGER:                      Bear, Stearns & Co. Inc.

TRUSTEE:                           JPMorgan Chase Bank, National Association

RATING AGENCIES:                   Standard & Poor's Ratings Group and Fitch
                                   Ratings Inc.

CUT-OFF DATE:                      August 1, 2006

SETTLEMENT DATE:                   On or about September 8, 2006

DISTRIBUTION DATE:                 25th day of each month (or the next
                                   business day), commencing September, 2006

PREPAYMENT PERIOD:                 With respect to any Distribution Date, the
                                   period commencing on the 16th day of
                                   the month prior to the month in which the related Distribution Date occurs and ending on the 15th day of the month in which such Distribution Date occurs in the case of the Mortgage Loans for which EMC is servicer or such other period as provided in the related servicing agreement with respect to the other servicers.
PASS THROUGH RATES:
                                   The pass-through rates for each class of Certificates is shown in the table above.

OPTIONAL CALL:                     10% clean-up call

REMITTANCE TYPE:                   Scheduled/Scheduled

REGISTRATION:                      The Certificates will be available in
                                   book-entry form through DTC.

DENOMINATIONS:                     The Certificates are issuable in minimum
                                   denominations of an original amount of
                                   $25,000 and multiples of $1,000 in excess thereof.

FEDERAL TAX ASPECTS:               REMIC (one or more)

ERISA CONSIDERATIONS:              The Class I-A Certificates
                                   generally may be purchased by, on behalf of, or with plan assets of, a Plan, if a prohibited transaction class exemption, based on the identity of the fiduciary making the decision to acquire such Certificates on behalf of the Plan or the source of funds for such acquisition, is applicable to the acquisition, holding and transfer of the Certificates.

SMMEA ELIGIBILITY:                 None of the Certificates will be
                                   'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

CLASS I-A CERTIFICATES:            The Class I-A-1A, Class I-A-1B, Class
                                   I-A-1C, Class I-A-2A, Class I-A-2B and Class
                                   I-A-3 Certificates.

CLASS I-B CERTIFICATES:            The Class I-B-1, Class I-B-2, Class I-B-3,
                                   Class I-B-4, Class I-B-5 and Class
                                   I-B-6 Certificates.





-------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

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                            ASSET-BACKED CERTIFICATES, SERIES 2006-SD3 GROUP I
-------------------------------------------------------------------------------

                                   Each servicer will be obligated to advance,
P&I ADVANCES:                      or cause to be advanced, cash advances with
                                   respect to delinquent payments of
                                   principal and interest on the mortgage loans to the extent that the servicer reasonably believes that such cash advances can be repaid from future payments on the related mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the Certificates and are not intended to guarantee or insure against losses. The
                                   Master Servicer will be obligated to
                                   back-stop each servicer's obligation.

SUBGROUP 1 CERTIFICATES:           Subgroup 1 consists of (x) all of the
                                   Mortgage Loans with a net mortgage rate less than 5.50%, and (y) the Applicable Fraction of the cut-off date stated principal balance of the Mortgage Loans with a net mortgage rate greater than or equal to 5.50% and less than 6.00%.

SUBGROUP 2 CERTIFICATES:           Subgroup 2 consists of (x) Applicable
                                   Fraction of the cut-off date stated principal balance of the Mortgage Loans with a net mortgage rate greater than or equal to 5.50% and less than 6.00%, and (y) the Applicable
                                   Fraction of the cut-off date stated principal balance of the Mortgage Loans with a net mortgage rate greater than or equal to 6.00% and less than 6.50%.

SUBGROUP 3 CERTIFICATES:           Subgroup 3 consists of (x) all of the
                                   Mortgage Loans with a net mortgage rate more than 6.50%, and (y) the Applicable Fraction of the cut-off date stated principal balance of the Mortgage Loans with a net mortgage rate greater than or equal to 6.00% and less than 6.50%.

NET MORTGAGE RATE:                 On any mortgage loan, the then
                                   applicable mortgage rate thereon minus the sum of (1) the Servicing Fee Rate (ranging from 0.25% to 0.50%) and (2) the Master
                                   Servicing Fee Rate (0.0115%).

INTEREST PAYMENTS:                 On each Distribution Date holders
                                   of the Certificates will be entitled to
                                   receive the interest that has accrued on the Certificates at the related Pass-Through Rate during the related Accrual Period, and any interest due on a prior Distribution Date that was not paid.

                                   The interest "Accrual Period" on the
                                   Certificates for a given Distribution Date will be the calendar month immediately preceding the month in which such Distribution Date occurs (on a 30/360 basis).

                                   Interest bearing senior certificates: Class
                                   I-A-1A, Class I-A-1B, Class I-A-1C, Class
                                   I-A-2A, Class I-A-2B, Class I-A-3 and Class
                                   I-X Certificates.

                                   The Class I-PO Certificates will not be
                                   entitled to distributions of interest.

WA NET RATE:                       With respect to any Distribution
                                   Date, the per annum rate equal to the
                                   weighted average of the Net Rates on the mortgage loans as of the end of the related
                                   Due Period, weighted on the basis of the Scheduled Principal Balances thereof as of the end of the related Due Period.

COMPENSATING INTEREST:             Each Servicer will be required to
                                   cover interest shortfalls as a result of full prepayments to the extent of its aggregate servicing fee. The Master Servicer will be obligated to back-stop each servicer's obligation.




-------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

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PRINCIPAL PAYMENTS:                Senior Optimal Principal Amount: with
                                   respect to each subgroup, the
                                   Senior Optimal Principal Amount will be an amount equal to the product of (i) the Non-PO Percentage and the sum of (i) The Senior Percentage of scheduled principal payments of the mortgage loans in the related subgroup, (ii) the Senior Prepayment Percentage of all full and partial prepayments of the mortgage loans in the related subgroup and (iii) the lesser of the Senior Percentage of the Stated Principal Balance of a liquidated Mortgage Loan in the related subgroup or the Senior Prepayment Percentage of the net liquidation proceeds of such Mortgage Loan.

                                   Subordinate Optimal Principal Amount: The
                                   Subordinate Optimal Principal Amount will be an amount equal to the sum of (i) The Subordinate Percentage of scheduled principal payments, (ii) the Subordinate Prepayment Percentage of all full and partial prepayments, (iii) the excess of net liquidation proceeds over the amount included in clause (iii) of the Senior Optimal Principal Amount definition and (iv) on the Distribution Date on which the Certificate Principal Balances of the Senior Certificates have been reduced to zero, 100% of any Senior Optimal Principal Amount.

STATED PRINCIPAL BALANCE:          With respect to any Mortgage Loan as of any
                                   date of determination, the
                                   principal balance thereof as of the Cut-off
                                   Date, after application of all scheduled principal payments due on or before the Cut-off Date, whether or not received, reduced by all amounts allocable to principal that have been distributed to certificate holders with respect to such Mortgage Loan on or before such date, and as further reduced to the extent that any realized loss thereon has been allocated to one or more classes of certificates on or before the date of determination.

CERTIFICATE PRINCIPAL BALANCE:     With respect to any Certificates as of any
                                   date of determination, the initial
                                   Certificate Principal Balance thereof,
                                   reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to such offered certificates and (b) any reductions in the Certificate Principal Balance thereof deemed to have occurred in connection with allocations of realized losses in the manner described herein, plus any subsequent recoveries allocated to such Class.

                                   Credit Enhancement for the Certificates will
CREDIT ENHANCEMENT:                be provided by a senior/subordinate
                                   shifting interest structure.
                                   Subordination will be initially, [20.00]% for the Class I-A-1A Certificates and Class
                                   I-A-3 Certificates, [13.20]% for the Class
                                   I-A-1B, Class I-A-1C, Class I-A-2A and Class
                                   I-A-2B Certificates, [8.50]% for the Class
                                   I-B-1 Certificates, [6.25]% for the Class
                                   I-B-2 Certificates, [4.75]% for the Class
                                   I-B-3 Certificates, [3.35]% for the Class
                                   I-B-4 Certificates, and [2.10]% for the
                                   Class I-B-5 Certificates.





-------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                            COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]           BEAR STEARNS ASSET BACKED SECURITIES I LLC
                            ASSET-BACKED CERTIFICATES, SERIES 2006-SD3 GROUP I

-------------------------------------------------------------------------------


AVAILABLE FUNDS:                   For any Distribution Date and each subgroup,
                                   an amount equal to the amount received by the Trustee and available in the Certificate Account on that Distribution
                                   Date. The Available Distribution Amount will generally be equal to the sum of (1) the aggregate amount of scheduled payments on the Mortgage Loans in the related subgroup, insurance proceeds and liquidation proceeds, received during the related Prepayment
                                   Period, in each case net of amounts
                                   reimbursable there from to the Trustee, the Master Servicer and any Subservicer and reduced by the master servicing fees and servicing fees.

PRIORITY OF PAYMENTS:              AVAILABLE FUNDS:

                                       1.  Payment of accrued interest to the
                                           interest bearing senior
                                           certificates, pro-rata, at their
                                           respective Pass Through Rate;
                                       2.  Payment of accrued interest
                                           remaining unpaid from previous
                                           distribution dates to the interest
                                           bearing senior certificates,
                                           pro-rata, at their respective Pass
                                           Through Rate;
                                       3.  Payment of principal pro-rata to
                                           (i) Class I-PO Certificates the
                                           I-PO Principal Distribution Amount
                                           and (ii) Class I-A-1A, Class
                                           I-A-1B, Class I-A-1C, Class I-A-2A,
                                           Class I-A-2B and Class I-A-3
                                           Certificates in an amount equal to
                                           the related Senior Optimal
                                           Principal Amount (with the pro-rata
                                           amount otherwise payable to the
                                           Class I-A-2B Certificates, paid
                                           first to the Class I-A-2A
                                           Certificates);
                                       4.  To the Class I-PO Certificates, the
                                           Class I-PO Deferred Amount;
                                       5.  Payment of interest and principal
                                           pro-rata to the Class I-B-1, Class
                                           I-B-2, Class I-B-3, Class I-B-4,
                                           Class I-B-5 and Class I-B-6
                                           Certificates, in that order, the
                                           following amounts (a) interest at
                                           each class' respective Pass Through
                                           Rate, and (b) such class' Allocable
                                           Share of the Subordinate Optimal
                                           Principal Distribution Amount;

CLASS I-PO PRINCIPAL               An amount generally equal to the product of
DISTRIBUTION AMOUNT:               (i) the  I-PO Percentage and (ii) the sum of
                                   (1) the principal portion of
                                   scheduled payments on the related Mortgage
                                   Loans, (2) the Senior Prepayment Percentage of prepayments and net liquidation proceeds in respect of the Mortgage Loans and (3) the Senior Prepayment Percentage of amounts received in respect of repurchased or substituted Mortgage Loans.






-------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                            COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]           BEAR STEARNS ASSET BACKED SECURITIES I LLC
                            ASSET-BACKED CERTIFICATES, SERIES 2006-SD3 GROUP I

-------------------------------------------------------------------------------

I-PO PERCENTAGE:                   (a) with respect to each mortgage loan
                                   that is a Discount Mortgage
                                   Loan, 5.50% minus such loan's net mortgage rate, divided by 5.50%, and (b) with respect to each mortgage loan that is not a Discount Mortgage Loan, 0%.

I-NON-PO PERCENTAGE:               (a) with respect to each mortgage loan
                                   that is a Discount Mortgage Loan,
                                   such loan's net mortgage rate divided
                                   by 5.50%, and (b) with respect to
                                   each mortgage loan that is not a Discount
                                   Mortgage Loan, 100%.

DISCOUNT MORTGAGE LOAN:            Any mortgage loan with a net mortgage
                                   rate less than 5.500%

CLASS I-PO DEFERRED AMOUNT:        The applicable mortgage rate (as adjusted
                                   for the actual number of days in
                                   the related Interest Accrual Period) on each Mortgage Loan as of the first day of the related Due Period minus the sum of the (i)
                                   Servicing Fee Rate and (ii) the Master
                                   Servicing Fee Rate.

SHIFTING INTEREST:                 The Senior Certificates will be entitled to
                                   receive 100% of the prepayments
                                   collected on the mortgage loans until
                                   September 2011. The senior prepayment
                                   percentage can be reduced to Senior
                                   Percentage plus 70%, 60%, 40%, 20% and 0% of the Subordinate Percentage over the next five years provided that (i) the principal balance of the mortgage loans 61 days or more delinquent, averaged over the last 6 months, as a percentage of the aggregate
                                   Certificate Principal Balance of the
                                   Subordinates does not exceed 50% and (ii) cumulative realized losses on the mortgage does not exceed 30%, 35%, 40%, 45% or 50%
                                   for each test date.

ALLOCATION OF LOSSES:              On each distribution date, the applicable
                                   I-Non-PO Percentage of any Realized
                                   Loss on the mortgage loans will be allocated first to the Class I-B Certificates, in the reverse order of their payment priority, in each case until the certificate principal balance of the respective class of certificates has been reduced to zero, and then to the Class I-A Certificates (other than the Class I-X Certificates and the Class I-PO Certificates, if applicable), on a pro-rata basis, based upon their respective certificate principal balances, provided however, Realized Losses otherwise allocable to the Class I-A-1A Certificates will first be allocated to the Class I-A-1B
                                   Certificates, until the Certificate
                                   Principal Balance thereof has been reduced to zero, and thereafter, such losses will be allocated to the Class I-A-1A Certificates;
                                   and Realized Losses otherwise allocable to the Class I-A-3 Certificates will first be allocated to the Class I-A-1C Certificates, and thereafter, such losses will be allocated to the Class I-A-3 Certificates.

                                   On each distribution date, the I-PO
                                   Percentage of any Realized Loss on a
                                   Discount Mortgage Loan will be allocated to the Class I-PO Certificates until the certificate principal balance thereof is reduced to zero. The amount of any Realized Loss allocated to the Class I-PO Certificates will be treated as a Class I-PO Deferred Amount and will be reimbursed, to the extent funds are available, from payments of principal that would otherwise be payable to the subordinated certificates. The certificate principal balance of the subordinated certificates then outstanding with the lowest payment priority will be reduced by the amount of any payments to the Class I-PO Certificates in respect of Class I-PO Deferred Amounts.






-------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                            COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]           BEAR STEARNS ASSET BACKED SECURITIES I LLC
                            ASSET-BACKED CERTIFICATES, SERIES 2006-SD3 GROUP I

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
  THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT AND HAS BEEN PROVIDED BASED
                      ON INFORMATION AS OF AUGUST 1, 2006.
-------------------------------------------------------------------------------

           -------------------------------------------------------------
           LOAN CHARACTERISTIC                               FIXED POOL
           -------------------------------------------------------------
            Expected Pool Balance                          $193,856,086
            Average Balance                                    $143,917
            % Conforming Balances                                79.72%
           -------------------------------------------------------------
            WA Gross WAC                                         6.700%
            Range of Gross WAC                         4.000% - 16.500%
            WA Net WAC (%)                                       6.309%
            WAM (mos)                                               326
            WA Age (mos)                                             14
            WA Orig. Term (mos)                                     339
           -------------------------------------------------------------
           Fixed Rate Balloon                                     3.49%
           Fixed Rate Fully Amortizing                           96.51%
           Adjustable Rate                                        0.00%
           -------------------------------------------------------------
            First Lien / Second Lien                     94.52% / 5.48%
           -------------------------------------------------------------
           CURRENT BALANCE
           $0 - $49,999                                           4.24%
           $50,000 - $99,999                                     13.72%
           $100,000 - $149,999                                   20.10%
           $150,000 - $199,999                                   13.82%
           $200,000 - $249,999                                   10.21%
           $250,000 - $299,999                                    7.78%
           $300,000 - $349,999                                    4.99%
           $350,000 - $399,999                                    5.42%
           $400,000 - $449,999                                    2.39%
           $450,000 - $499,999                                    4.44%
           $500,000 - $549,999                                    1.62%
           $550,000 - $599,999                                    2.33%
           $600,000 - $649,999                                    3.26%
           $650,000 and above                                     5.69%
           -------------------------------------------------------------
           INTEREST RATE
           Up to 5.999%                                          23.92%
           6.000% - 6.999%                                       45.73%
           7.000% - 7.999%                                       20.92%
           8.000% - 8.999%                                        4.91%
           9.000% - 9.999%                                        1.28%
           10.000% - 10.999%                                      1.08%
           11.000% - 11.999%                                      0.94%
           12.000% - 12.999%                                      0.71%
           13.000% and above                                      0.50%
           -------------------------------------------------------------








-------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                            COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]           BEAR STEARNS ASSET BACKED SECURITIES I LLC
                            ASSET-BACKED CERTIFICATES, SERIES 2006-SD3 GROUP I

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
  THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT AND HAS BEEN PROVIDED BASED
                      ON INFORMATION AS OF AUGUST 1, 2006.
-------------------------------------------------------------------------------

           -------------------------------------------------------------
           LOAN CHARACTERISTIC                               FIXED POOL
           -------------------------------------------------------------
           AGE (MONTHS)
           0 - 12                                                76.25%
           13 - 24                                               10.65%
           25 - 36                                                5.00%
           37 - 48                                                4.65%
           49 - 60                                                1.20%
           61 - 72                                                0.49%
           73 - 84                                                0.15%
           85 - 96                                                1.19%
           97 and Greater                                         0.42%
           ORIGINAL TERM
           1-15 Years                                             9.62%
           16-30 Years                                           90.26%
           +30 Years                                              0.12%
           CREDIT SCORE
           Weighted Average                                         665
           Not Available                                          0.00%
           Up to 549                                             12.42%
           550 to 599                                            10.97%
           600 to 649                                            15.26%
           650 to 699                                            21.70%
           700 to 749                                            20.81%
           750 to 799                                            16.54%
           800 and Greater                                        2.29%
           -------------------------------------------------------------
            CURRENT LTV*
           *LTV for second liens includes
           Senior Lien Balance
            Weighted Average                                     77.61%
            % LTV's > 80%                                        31.13%
            % of LTV's > 80% with MI                             12.31%
           -------------------------------------------------------------
           ORIGINAL LTV*
           *LTV for second liens includes
           Senior Lien Balance
           Weighted Average                                      78.10%
           Up to 10.00%                                           0.06%
           10.01% - 20.00%                                        0.23%
           20.01% - 30.00%                                        0.98%
           30.01% - 40.00%                                        2.01%
           40.01% - 50.00%                                        2.73%
           50.01% - 60.00%                                        5.88%
           60.01% - 70.00%                                       12.99%
           70.01% - 80.00%                                       44.41%
           80.01% - 90.00%                                        9.33%
           90.01% - 100.00%                                      18.86%
           100.01% and above                                      2.53%
           -------------------------------------------------------------






-------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                            COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]           BEAR STEARNS ASSET BACKED SECURITIES I LLC
                            ASSET-BACKED CERTIFICATES, SERIES 2006-SD3 GROUP I

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
  THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT AND HAS BEEN PROVIDED BASED
                      ON INFORMATION AS OF AUGUST 1, 2006.
-------------------------------------------------------------------------------

           --------------------------------------------------------------
           LOAN CHARACTERISTIC                                FIXED POOL
           --------------------------------------------------------------
           OCCUPANCY STATUS                                       12.73%
            Investor Property
            Owner Occupied                                        80.25%
            Second Home                                            7.02%
           LOAN PURPOSE
            Cash-Out Refi                                         28.93%
            Purchase Money                                        56.31%
            Rate/Term Refi                                        14.76%
           --------------------------------------------------------------
           INSURANCE
            Conventional w/o MI                                   87.20%
            Conventional w/MI                                     12.80%
           --------------------------------------------------------------
           GEOGRAPHIC CONCENTRATION (> 5%)
                                                             (CA) 15.21%
                                                             (FL) 11.68%
                                                              (GA) 6.73%

           PROPERTY TYPE
           2-4 Family                                              4.11%
           Condominium                                             7.37%
           Manufactured Home                                       0.56%
           Mixed Use                                               0.11%
           PUD                                                     7.95%
           Single Family                                          79.34%
           Townhouse                                               0.56%
           --------------------------------------------------------------
           INDEX
            Fixed Rate Balloon                                     3.49%
            Fixed Rate Fully Amortizing                           96.51%
            1YR LIBOR ARM                                          0.00%
            6MO LIBOR ARM                                          0.00%
            1MO LIBOR ARM                                          0.00%
            1YR CMT ARM                                            0.00%
            MTA                                                    0.00%
           --------------------------------------------------------------







-------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                            COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]           BEAR STEARNS ASSET BACKED SECURITIES I LLC
                            ASSET-BACKED CERTIFICATES, SERIES 2006-SD3 GROUP I

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
  THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT AND HAS BEEN PROVIDED BASED
                      ON INFORMATION AS OF AUGUST 1, 2006.
-------------------------------------------------------------------------------

           ---------------------------------------------------------------
           LOAN CHARACTERISTIC                                 FIXED POOL
           ---------------------------------------------------------------
           GROSS MARGIN
           Weighted Average (Arms Only)                               N/A
           Fixed Rate Mortgage Loans                              100.00%
           Up to 2.999%                                             0.00%
           3.000% - 3.999%                                          0.00%
           4.000% - 4.999%                                          0.00%
           5.000% - 5.999%                                          0.00%
           6.000% - 6.999%                                          0.00%
           7.000% - 7.999%                                          0.00%
           8.000% and above                                         0.00%
           ---------------------------------------------------------------
           MAXIMUM INTEREST RATE
           Weighted Average (Arms Only)                               N/A
           Fixed Rate Mortgage Loans                              100.00%
           Up to 11.999%                                            0.00%
           12.000% - 12.999%                                        0.00%
           13.000% - 13.999%                                        0.00%
           14.000% - 14.999%                                        0.00%
           15.000% - 15.999%                                        0.00%
           16.000% - 16.999%                                        0.00%
           17.000% - 17.999%                                        0.00%
           18.000% - 18.999%                                        0.00%
           19.000% - 19.999%                                        0.00%
           20.000% and above                                        0.00%
           ---------------------------------------------------------------
           MONTHS TO NEXT RATE ADJUSTMENT
           Weighted Average (Arms Only)                               N/A
           Fixed Rate Mortgage Loans                              100.00%
            1 -  3                                                  0.00%
            4 -  7                                                  0.00%
            8 - 11                                                  0.00%
           12 - 15                                                  0.00%
           16 - 19                                                  0.00%
           20 - 23                                                  0.00%
           24 - 43                                                  0.00%
           44 - 50                                                  0.00%
           51 +                                                     0.00%
           ---------------------------------------------------------------
           INTEREST ONLY
           2YR IO                                                   0.00%
           3YR IO                                                   0.00%
           5YR IO                                                   0.33%
           7YR IO                                                   0.00%
           10YR IO                                                 15.08%
           NONIO                                                   84.59%
           ---------------------------------------------------------------







-------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                            COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]           BEAR STEARNS ASSET BACKED SECURITIES I LLC
                            ASSET-BACKED CERTIFICATES, SERIES 2006-SD3 GROUP I

-------------------------------------------------------------------------------


NEW ISSUE COMPUTATIONAL MATERIALS



$156,558,000 (approximate +/-10%)

BEAR STEARNS ASSET BACKED SECURITIES I LLC
ASSET-BACKED CERTIFICATES, SERIES 2006-SD3, GROUP II

BEAR STEARNS ASSET-BACKED SECURITIES I LLC
Depositor

EMC MORTGAGE CORPORATION
Mortgage Loan Seller

WELLS FARGO BANK, N.A.
Master Servicer and Securities Administrator

BEAR, STEARNS & CO. INC.
Sole Manager

All Statistical Information based upon Information as of August 1, 2006.


SEPTEMBER 6, 2006






                               [GRAPHIC OMITTED]




-------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                            COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]           BEAR STEARNS ASSET BACKED SECURITIES I LLC
                            ASSET-BACKED CERTIFICATES, SERIES 2006-SD3 GROUP I

-------------------------------------------------------------------------------
STATEMENT REGARDING FREE WRITING PROSPECTUS


The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. Please click here http://www.bearstearns.com/prospectus/bsabs or visit the following website: "www.bearstearns.com/prospectus/bsabs" for a copy of the base prospectus applicable to this offering.

The Information in this free writing prospectus is preliminary and is subject to completion or change.

The Information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and will be superseded by the preliminary prospectus. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Certificates until we have accepted your offer to purchase Certificates. We will not accept any offer by you to purchase Certificates, and you will not have any contractual commitment to purchase any of the Certificates until after you have received the preliminary prospectus. You may withdraw your offer to purchase Certificates at any time prior to our acceptance of your offer.


SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The information contained in the attached materials (the "Information") may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities described therein. Should you receive Information that refers to the "Statement Regarding Assumptions and Other Information", please refer to this statement instead. The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information. Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed. Performance results are based on mathematical models that use inputs to calculate results. As with all models, results may vary significantly depending upon the value given to the inputs. Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments), interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data, reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information (paydown factors, rate resets, remittance reports and trustee statements). Models used in any analysis may be proprietary, the results therefore, may be difficult for any third party to reproduce. Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested using assumptions different from those included in the Information. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed facts and circumstances. Offering Documents contain data that is current as of their publication dates and after publication may no longer be accurate, complete or current. Contact your registered representative for Offering Documents, current Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the Information.

Any pricing estimates Bear Stearns has supplied at your request (a) represent our view, at the time determined, of the investment value of the securities between the estimated bid and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by Bear Stearns or any other person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market at any time, (d) have not been confirmed by actual trades, may vary from the value Bear Stearns assigns or may be assigned to any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: Bear Stearns and/or individuals associated therewith may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. We act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. Bear Stearns shall not be a fiduciary or advisor unless we have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision.





-------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                            COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]           BEAR STEARNS ASSET BACKED SECURITIES I LLC
                            ASSET-BACKED CERTIFICATES, SERIES 2006-SD3 GROUP I

-------------------------------------------------------------------------------

                               CONTACT INFORMATION

MBS Trading

Paul Van Lingen                         Tel: (212) 272-4976
Sr. Managing Director                   pvanlingen@bear.com

MBS Structuring

Lisa Marks                              Tel: (212) 272-6420
Managing Director                       lmarks@bear.com

T.J. Durkin                             Tel: (212) 272-5451
Associate Director                      tdurkin@bear.com

MBS Banking

Robert Durden                           Tel: (212) 272-5714
Vice-President                          rdurden@bear.com

Ryan Bell                               Tel: (212) 272-2533
Analyst                                 rbell@bear.com

Syndicate

Carol Fuller                            Tel: (212) 272-4955
Senior Managing Director                cfuller@bear.com

Angela Ward                             Tel: (212) 272-4955
Associate Director                      adward@bear.com

Rating Agencies

Fitch:   Kei Ishidoya                   Tel: (212) 908-0238
                                        kei.ishidoya@fitchratings.com

         Michele Patterson              Tel: (212) 908-0779
                                        michele.patterson@fitchratings.com



S&P:     Errol Arnie                    Tel: (212) 438-2089
                                        errol_arne@standardandpoors.com







-------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                            COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]           BEAR STEARNS ASSET BACKED SECURITIES I LLC
                            ASSET-BACKED CERTIFICATES, SERIES 2006-SD3 GROUP I

-------------------------------------------------------------------------------


                       CERTIFICATE INFORMATION TO MATURITY

-------------------------------------------------------------------------------------------------------------------------------
             CERTIFICATE       RATINGS               CE          PASS-THROUGH        WINDOW      WAL         CERTIFICATE
  CLASS       SIZE (1)        S&P/FITCH           LEVELS (1)        RATE            (MOS)      (YRS)           TYPE
-------------------------------------------------------------------------------------------------------------------------------
 II-1A-1      $40,673,000      AAA/AAA            32.00% (1)        WAC (2)            1-47      1.160       Super Senior
-------------------------------------------------------------------------------------------------------------------------------
 II-1A-2       $9,572,000      AAA/AAA            16.00% (1)        WAC (2)            1-47      1.160      Senior Support
-------------------------------------------------------------------------------------------------------------------------------
 II-2A-1      $30,853,000      AAA/AAA            32.00% (1)        WAC (3)           1-116      2.254       Super Senior
-------------------------------------------------------------------------------------------------------------------------------
 II-2A-2       $7,261,000      AAA/AAA            16.00% (1)        WAC (3)           1-116      2.254      Senior Support
-------------------------------------------------------------------------------------------------------------------------------
 II-3A-1      $39,421,000      AAA/AAA            32.80% (1)      Floating (4)      1-360 (9)    3.159       Super Senior
-------------------------------------------------------------------------------------------------------------------------------
  II-X-1         (5)           AAA/AAA            32.80% (1)          (5)           1-360 (9)    3.159   Super Senior Int Only
-------------------------------------------------------------------------------------------------------------------------------
 II-3A-2       $9,855,000      AAA/AAA            16.00% (1)      Floating (6)      1-360 (9)    3.159      Senior Support
-------------------------------------------------------------------------------------------------------------------------------
  II-X-2         (7)           AAA/AAA            16.00% (1)          (7)           1-360 (9)    3.159   Senior Interest Only
-------------------------------------------------------------------------------------------------------------------------------
  II-B-1      $10,649,000       AA/AA              9.50% (1)        WAC (8)         1-360 (9)    4.419        Subordinate
-------------------------------------------------------------------------------------------------------------------------------
  II-B-2       $5,325,000        A/A               6.25% (1)        WAC (8)         1-360 (9)    4.419        Subordinate
-------------------------------------------------------------------------------------------------------------------------------
  II-B-3       $2,949,000      BBB/BBB             4.45% (1)        WAC (8)         1-360 (9)    4.419        Subordinate
-------------------------------------------------------------------------------------------------------------------------------
  II-B-4       $1,966,000       BB/BB              3.25% (1)        WAC (8)         1-360 (9)    4.419        Subordinate
-------------------------------------------------------------------------------------------------------------------------------
  II-B-5       $1,556,000        B/B               2.30% (1)        WAC (8)         1-360 (9)    4.419        Subordinate
-------------------------------------------------------------------------------------------------------------------------------
  II-B-6       $3,770,981       NR/NR           ------------        WAC (8)                                   Subordinate
-------------------------------------------------------------------------------------------------------------------------------

         NOTES:  - Prepayment Pricing Speed Assumption for group 1 and group 2 is 25% CPB.
                 - Prepayment Pricing Speed Assumption for group 3 is 25% CPR.

         (1) Credit enhancement for the Certificates will be provided by subordination. The class sizes and credit enhancement levels are subject to change based upon the final pool and rating agency evaluation of subordination. The expected initial credit enhancement percentages are as provided above.

         (2) The Class II-1A-1 Certificates and Class II-1A-2 Certificates will bear interest at a variable rate (the Pass-Through Rate) equal to the weighted average of the Net Rates of the Group I Mortgage Loans. The Pass-Through Rate with respect to the first Interest Accrual Period is expected to be approx. 5.256%.

         (3) The Class II-2A-1 Certificates and Class II-2A-2 Certificates will bear interest at a variable rate (the Pass-Through Rate) equal to the weighted average of the Net Rates of the Group II Mortgage Loans. The Pass-Through Rate with respect to the first Interest Accrual Period is expected to be approx. 5.404%.

         (4) The coupon for the Class II-3A-1 Certificates is equal to the lesser of (a) MTA plus the related margin and (b) the Group 3 Net Rate Cap, less any applicable reserve fund strip.

         (5) The Class II-X-1 Certificates will bear interest (1) at a variable rate equal to the excess, if any, of the weighted average Net Rate on the Group 3 Mortgage Loans over the weighted average Pass-Through Rate on the Class II-3A-1 Certificates based on a notional amount equal to the aggregate certificate principal balance of the Class II-3A-1 Certificates, and (2) on its certificate principal balance. The initial certificate principal balance of such class will equal zero, but in the event that the interest accrued at the applicable Pass-Through Rate on the notional amount of the certificates is reduced as a result of the allocation of net deferred interest on the related Group 3 Mortgage Loans, the certificate principal balance will increase by the amount of such reduction.

         (6) The Pass-Through Rates for the Class II-3A-2 Certificates will be a floating rate based on One-Month LIBOR plus the respective margin subject to the lesser of (a) 10.5% and (b) the Group 3 Net Rate Cap. The Group 3 Net Rate Cap will equal the weighted average of the net rates on the Group 3 Mortgage Loans, less any applicable reserve fund strip. On the first distribution date after the Optional Termination Date, such class' Margin will be increased to 2 times the original Margin on such certificate.

         (7) The Class II-X-2 Certificates will bear interest (1) at a variable rate equal to the excess, if any, of the weighted average Net Rate on the Group 3 Mortgage Loans over the weighted average Pass-Through Rate on the Class II-3A-2 Certificates based on a notional amount equal to the aggregate certificate principal balance of the Class II-3A-2 Certificates, and (2) on its certificate principal balance. The initial certificate principal balance of such class will equal zero, but in the event that the interest accrued at the applicable Pass-Through Rate on the notional amount of the certificates is reduced as a result of the allocation of net deferred interest on the related Group 3 Mortgage Loans, the certificate principal balance will increase by the amount of such reduction.

         (8) The Class II-B Certificates will bear interest at a variable rate (the Pass-Through Rate) equal to the weighted average of the weighted average of the Net Rates of the Mortgage Loans in each Mortgage Loan Group weighted in proportion to the results of subtracting from the aggregate principal balance of each Mortgage Loan Group the Class Principal Balance of the related Classes of Senior Certificates. The Pass-Through Rate with respect to the first Interest Accrual Period is expected to be approximately 5.905%.







-------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                            COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]           BEAR STEARNS ASSET BACKED SECURITIES I LLC
                            ASSET-BACKED CERTIFICATES, SERIES 2006-SD3 GROUP I

-------------------------------------------------------------------------------
         (9) The legal final maturity date will be the Distribution Date in September 2036, despite some loans in the trust having a remaining maturity of greater than 360 months. This will be accomplished by trapping cashflow into a reserve fund beginning in year 10, from the Group 3 Mortgage Loans with original terms in excess of 30 years, such that there will be enough in the reserve fund to retire any of the related certificates remaining outstanding on such distribution date. The amount of such strip, if any, will be determined by the rating agencies and have the effect of reducing the amount of interest payable to the respective certificates by the amount of such strip in those interest accrual periods where such strip is required.




-------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                            COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]           BEAR STEARNS ASSET BACKED SECURITIES I LLC
                            ASSET-BACKED CERTIFICATES, SERIES 2006-SD3 GROUP I

-------------------------------------------------------------------------------


THE COLLATERAL


    - Conventional, one- to four-family, adjustable-rate One-Year LIBOR, One-Year Treasury, Six-Month LIBOR, One-Month LIBOR or MTA indexed loans with initial rate adjustments occurring one month, six months, one year, two years, three years, five years, seven years or ten years after the date of origination, divided into 3 loan groups. The Mortgage Loans are secured by first liens on residential mortgage properties as briefly described in the table below.

    - Approximately 36% of the mortgage loans are indexed to either One-Year MTA or One-Month LIBOR and have monthly coupon adjustments that allow for negative amortization whereby interest payments may be deferred and added to the principal balance thereof ("Negam Loans"). For these loans, the monthly payment amount is subject to adjustment annually on a date specified in the related mortgage note, subject to the conditions that (i) the amount of the monthly payment will not increase or decrease by an amount that is more than 7.50% of the monthly payment prior to the adjustment, (ii) as of the fifth anniversary of the first due date and on every fifth year thereafter, the monthly payment will be recast without regard to the limitation in clause (i) above and
         (iii) if the unpaid principal balance exceeds a percentage of 110%, 115% or 125%, as specified in the related note, of the original principal balance due to deferred interest, the monthly payment will be recast without regard to the limitation in clause (i) to amortize fully the then unpaid principal balance of the mortgage loan over its remaining term to maturity.

    - The mortgage loans are serviced by EMC Mortgage Corp, Wells Fargo and Washington Mutual.

    - As of the Cut-Off Date, no more than approximately 40% of the mortgage loans will be 31-60 days delinquent and none of the mortgage loans will be greater than 60 days delinquent.

    - As of the Cut-Off Date, no more than 35% of the Mortgage Loans will have been more than 1x30 days delinquent in the past 12 months.

    - The mortgage loans were originated by approximately 18 originators with approximately 42% originated by Wells Fargo, approximately 19% were originated by Greenpoint, approximately 12% were originated by Suntrust Mortgage and approximately 18% were originated by Washington Mutual.

    - The mortgage loans that were originated by Wells Fargo are generally seasoned loans (approximately 4%), loans that did not meet investor guidelines (approximately 19%), loans with a delinquency history (approximately 62%) and loans with an underwriting issue (approximately 2%).

    - The mortgage loans that were originated by Greenpoint are generally seasoned loans (approximately 42%), loans with a delinquency history (approximately 50%), and loans that had an underwriting issue (approximately 7%).

    - The mortgage loans that were originated by Washington Mutual are generally seasoned loans (approximately 24%), loans that did not meet investor guidelines (approximately 4%), loans that had an underwriting issue (approximately 55%) and loans with a delinquency history (approximately 16%).

    - The mortgage loans that were originated by Suntrust are generally loans that did not meet investor guidelines (approximately 35%), loans that had an underwriting issue (approximately 36%) and loans with a delinquency history (approximately 28%).

    - The mortgage loans have been acquired by the Mortgage Loan Seller from a variety of sources. Such loans were originated or intended to be originated based on prime or alternative "A" underwriting guidelines.




-------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                            COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]           BEAR STEARNS ASSET BACKED SECURITIES I LLC
                            ASSET-BACKED CERTIFICATES, SERIES 2006-SD3 GROUP I

-------------------------------------------------------------------------------


THE STRUCTURE

Senior/subordinate shifting interest structure.

THE GROUP II CERTIFICATES:

The trust will issue certificates consisting of senior certificates designated as the Class II-1A-1, Class II-1A-2, Class II-2A-1, Class II-2A-2, Class II-3A-1, Class II-3A-2, Class II-X-1 and Class II-X-2 Certificates (the "Senior Certificates") and the Class II-B-1, Class II-B-2 and Class II-B-3 Certificates (the "Offered Subordinate Certificates", and together with the Senior Certificates, the "Offered Certificates"). The trust will also issue Class II-B-4, Class II-B-5 and Class II-B-6 Certificates which are not offered hereby. The Class II-B-IO Certificates will be entitled to all prepayment charges received in respect of the related mortgage loans, and along with the Class II-R Certificates are not offered hereby. The certificates will represent interests principally in the loan group set forth in the table below.


------------------------------------------------------------------------------------------------------------------------------
                                                       % OF
                            INDEX/        PRINCIPAL     SUB-     GROSS     WAM     AGE     OTERM    GROSS     CURR
      LOAN TYPE              TERM          BALANCE      POOL    WAC (%)  (MOS.)   (MOS.)  (MOS.)   MARGIN(%) CLTV(%)   FICO
------------------------------------------------------------------------------------------------------------------------------
Group 1 -ARM/1st Lien     0-47 Mth to     $59,815,290    36.51    5.622      338      21      359     3.097    75.58      652
                             Roll
------------------------------------------------------------------------------------------------------------------------------
Group 2 -ARM/1st Lien   48+ Mth to Roll   $45,373,277    27.69    5.754      346      14      360     2.645    74.18      709
------------------------------------------------------------------------------------------------------------------------------
Group 3 -ARM/1st Lien       Negams        $58,649,433    35.80    7.441      363      13      375     3.058    83.59      648
------------------------------------------------------------------------------------------------------------------------------
                          TOTAL ARM:     $163,837,999   100.00    6.310      349      16      365     2.958    78.06      666
------------------------------------------------------------------------------------------------------------------------------


                  Below is a further summary of the collateral characteristics of the Mortgage Loans.

------------------------------------------------------------------------------------------------------------------------------
                            INDEX/        PRINCIPAL    % OF      GROSS     WAM     AGE     OTERM    GROSS     CURR
                                                        SUB-
      LOAN TYPE              TERM          BALANCE      POOL    WAC (%)  (MOS.)   (MOS.)  (MOS.)   MARGIN(%) CLTV(%)   FICO
------------------------------------------------------------------------------------------------------------------------------
     ARM/1st Lien         1 Mth LIBOR      $1,023,172     0.62    8.528      471       9      480     3.153    91.21      747
------------------------------------------------------------------------------------------------------------------------------
     ARM/1st Lien         1 Year CMT      $25,424,608    15.52    5.785      348      12      360     2.440    74.84      694
------------------------------------------------------------------------------------------------------------------------------
     ARM/1st Lien        1 Year LIBOR     $60,814,503    37.12    5.135      337      22      360     2.734    70.99      695
------------------------------------------------------------------------------------------------------------------------------
     ARM/1st Lien         6 Mth LIBOR     $18,880,318    11.52    7.285      347      12      359     4.067    87.97      595
------------------------------------------------------------------------------------------------------------------------------
     ARM/1st Lien             MTA         $57,695,398    35.21    7.421      361      13      373     3.056    83.45      646
------------------------------------------------------------------------------------------------------------------------------
                          TOTAL ARM:     $163,837,999   100.00    6.310      349      16      365     2.958    78.06      666
------------------------------------------------------------------------------------------------------------------------------

      ALL COLLATERAL INFORMATION PROVIDED HEREIN HAS BEEN CALCULATED USING INFORMATION AS OF AUGUST 1, 2006 AND MAY DIFFER +/-10% FROM THE FINAL
          CHARACTERISTICS OF THE MORTGAGE POOL AS OF THE CUT-OFF DATE.






-------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                            COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]           BEAR STEARNS ASSET BACKED SECURITIES I LLC
                            ASSET-BACKED CERTIFICATES, SERIES 2006-SD3 GROUP I

-------------------------------------------------------------------------------
SUMMARY OF TERMS


DEPOSITOR:                         Bear Stearns Asset Backed Securities I LLC.

MORTGAGE LOAN SELLER:              EMC Mortgage Corporation.

MASTER SERVICER:                   Wells Fargo Bank, N.A.

SERVICERS:                         Wells Fargo Bank, N.A., EMC Mortgage
                                   Corporation and Washington Mutual

SOLE MANAGER:                      Bear, Stearns & Co. Inc.

TRUSTEE:                           JPMorgan Chase Bank, National Association

RATING AGENCIES:                   Standard & Poor's Ratings Group and Fitch
                                   Ratings Inc.

CUT-OFF DATE:                      August 1, 2006

SETTLEMENT DATE:                   On or about September 8, 2006

DISTRIBUTION DATE:                 25th day of each month (or the next
                                   business day), commencing September, 2006

OFFERED CERTIFICATES:              The Class II-1A-1, Class II-1A-2, Class
                                   II-2A-1, Class II-2A-2, Class II-3A-1,
                                   Class II-3A-2, Class II-X-1, Class II-X-2,
                                   Class II-B-1, Class II-B-2 and Class II-B-3
                                   Certificates.

NON-OFFERED CERTIFICATES:          The Class II-B-4, Class II-B-5,
                                   Class II-B-6 and Class II-R Certificates will not be publicly offered.

CLASS II-A CERTIFICATES:           The Class II-1A-1, Class II-1A-2, Class
                                   II-2A-1, Class II-2A-2, Class II-3A-1 and
                                   Class II-3A-2 Certificates.

CLASS II-B CERTIFICATES:           The Class II-B-1, Class II-B-2, Class
                                   II-B-3, Class II-B-4, Class II-B-5 and Class
                                   II-B-6 Certificates.

CLASS II-X CERTIFICATES:           The Class II-X-1 Certificates and the Class
                                   II-X-2 Certificates.

CLASS II-X CERTIFICATE BALANCE:    The Class II-X Certificates will have
                                   both a notional amount and a
                                   certificate principal balance. The initial principal balance of the certificates will be zero, but in the event that the interest accrued at the applicable Pass-Through Rate on the notional amount of the certificates is reduced as a result of the allocation of net deferred interest on the related Group 3
                                   Mortgage Loans, the certificate principal balance of the certificates will increase by the amount of such reductions.

REMITTANCE TYPE:                   Scheduled/Scheduled.

PREPAYMENT PERIOD:                 With respect to any Distribution
                                   Date, the period commencing on the 16th day of the month prior to the month in which the related Distribution Date occurs and ending on the 15th day of the month in which such Distribution Date occurs in the case of the Mortgage Loans for which EMC is servicer or such other period as provided in the related servicing agreement with respect to the other servicers.

OPTIONAL TERMINATION DATE:         The Depositor, or its designee, may purchase
                                   all of the Mortgage Loans in the
                                   trust after the scheduled principal balance of the Mortgage Loans remaining in the trust has been reduced to less than 10% of the scheduled principal balance of the mortgage loans as of the Cut-off Date, thereby causing termination and early retirement of the certificates.







-------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                            COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]           BEAR STEARNS ASSET BACKED SECURITIES I LLC
                            ASSET-BACKED CERTIFICATES, SERIES 2006-SD3 GROUP I

-------------------------------------------------------------------------------


REGISTRATION:                      The Certificates will be available in
                                   book-entry form through DTC.

DENOMINATIONS:                     The Certificates are issuable in minimum
                                   denominations of an original amount of
                                   $25,000 and multiples of $1,000 in excess thereof.

RECORD DATE:                       For the Class II-3A-2 Certificates and any
                                   Distribution Date, the business day
                                   preceding the applicable Distribution Date, so long as such certificates are in book-entry form: otherwise the Record Date shall be the business day of the month immediately preceding the applicable
                                   Distribution Date. The Record Date for the
                                   Certificates other than the Class II-3A-2 shall be the last day of the calendar month prior to the month of such Distribution
                                   Date.

DELAY DAYS:                        0 (zero) days with respect to the Class
                                   II-3A-2 Certificates; otherwise 24 days.

DETERMINATION DATE:                With respect to any  Distribution  Date and
                                   the mortgage loans, the 15th day of
                                   the calendar month in which such
                                   Distribution Date occurs or, if such day is not a business day, the business day immediately preceding such 15th day.

LIBOR DETERMINATION DATE:          For the Adjustable Rate Certificates and
                                   any Distribution Date, the second
                                   LIBOR Business Day preceding the
                                   commencement of the related Accrual Period.
                                   LIBOR Business Day means a day on which
                                   banks are open for dealing in foreign
                                   currency and exchange in London and New York
                                   City.

MTA DETERMINATION DATE:            With respect to the Class II-3A-1
                                   Certificates and any Distribution
                                   Date, the MTA rate in effect as of the 15th day prior to the commencement of the related
                                   Interest Accrual Period.

DUE PERIOD:                        With respect to any Distribution
                                   Date, the period commencing on the second business day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

FEDERAL TAX ASPECTS:               REMIC (one or more)

ERISA CONSIDERATIONS:              The Class II-A Certificates
                                   generally may be purchased by, on behalf of, or with plan assets of, a Plan, if a prohibited transaction class exemption, based on the identity of the fiduciary making the decision to acquire such Certificates on behalf of the Plan or the source of funds for such acquisition, is applicable to the acquisition, holding and transfer of the Certificates.

SMMEA ELIGIBILITY:                 None of the Certificates will be
                                   'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

P&I ADVANCES:                      Each servicer will be obligated to
                                   advance, or cause to be advanced, cash
                                   advanceswith respect to delinquent
                                   payments of interest and, under certain
                                   circumstances, principal on the mortgage loans to the extent that the servicer reasonably believes that such cash advances can be repaid from future payments on the related mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the Certificates and are not intended to guarantee or insure against losses. The
                                   Master Servicer will be obligated to
                                   back-stop each servicer's obligation.






-------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                            COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]           BEAR STEARNS ASSET BACKED SECURITIES I LLC
                            ASSET-BACKED CERTIFICATES, SERIES 2006-SD3 GROUP I

-------------------------------------------------------------------------------



                                   The non-negative amortizing, adjustable rate
MORTGAGE LOAN GROUP 1:             Mortgage Loans with 47 months or less,
                                   until the first rate adjustment date.

                                   The non-negative amortizing, adjustable rate
MORTGAGE LOAN GROUP 2:             Mortgage Loans with 48 months or more,
                                   until the first rate adjustment date.

MORTGAGE LOAN GROUP 3:             The negative amortizing Mortgage Loans
                                   ("Negam Loans").

NET MORTGAGE RATE:                 On any mortgage loan, the then
                                   applicable mortgage rate thereon minus the sum of (1) the Servicing Fee Rate (ranging from 0.25% to 0.50%) and (2) the Master
                                   Servicing Fee Rate (0.0115%).

ACCRUAL PERIOD:                    For the Certificates other than the Class
                                   II-3A-2 Certificates, and any
                                   Distribution Date, the Accrual Period will be the calendar month immediately preceding the calendar month in which a distribution date occurs. The Trustee will calculate interest on these Certificates based on a 360-day year that consists of twelve 30-day months. The Certificates (other than the Class II-3A-2 Certificates) will settle with accrued interest.

                                   For the Class II-3A-2 Certificates, and any
                                   Distribution Date, the Accrual Period is the period commencing on the Distribution Date of the month immediately preceding the month in which such Distribution Date occurs or, in the case of the first period, commencing on the Closing Date, and ending on the day preceding such Distribution Date. All distributions of interest on these Certificates will be based on a 360-day year and the actual number of days in the applicable Accrual Period. These Certificates will initially settle flat (no accrued interest).

                                   Interest bearing senior
                                   certificates: Class II-1A-1, Class II-1A-2,
                                   Class II-2A-1, Class II-2A-2, Class II-3A-1,
                                   Class II-3A-2, Class II-X-1 and Class II-X-2
                                   Certificates.

WA NET RATE:                       With respect to any Distribution
                                   Date, the per annum rate equal to the
                                   weighted average of the Net Rates on the mortgage loans as of the end of the related
                                   Due Period, weighted on the basis of the Scheduled Principal Balances thereof as of the end of the related Due Period.

AVAILABLE FUNDS RATE CAP:          For any Distribution Date, and the Group 3
                                   Mortgage Loan group, the product of (a)
                                   Available Funds for such Distribution Date and (b) a fraction, the numerator of which is 12, and the denominator of which is the aggregate stated principal balance of the related Mortgage Loans as of the Due Date in the prior calendar month (after giving effect to principal payments received in the Prepayment Period related to the prior
                                   Distribution Date).






-------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                            COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]           BEAR STEARNS ASSET BACKED SECURITIES I LLC
                            ASSET-BACKED CERTIFICATES, SERIES 2006-SD3 GROUP I

-------------------------------------------------------------------------------


NET RATE CAP:                      With respect to any  Distribution  Date and
                                   the Class II-3A-1 Certificates and
                                   the Class II-3A-2 Certificates, the product of (a) the lesser of (i) the weighted average Net Rate on the Group 3 Mortgage
                                   Loans as of the Due Date prior to the
                                   calendar month (after giving effect to
                                   principal prepayments received in the
                                   Prepayment Period related to the prior Due
                                   Date) and (ii) the Available Funds Rate Cap and (b) a fraction, the numerator of which is 30, and the denominator of which is the actual number of days that elapsed in the related Accrual Period.

COMPENSATING INTEREST:             On each Distribution Date, the
                                   related Servicer is required to pay
                                   Compensating Interest up to the amount of the related Servicing Fee to cover prepayment interest shortfalls due to partial and/or full prepayments on the Mortgage Loans that occurred during the Prepayment Period.

STEP-UP COUPON:                    If the Optional Termination is not
                                   exercised on the first Distribution Date following the Distribution Date on which it could have been exercised, the margin on the Class II-3A-2 Certificates will increase to
                                   2.0 times their related initial. There is no Step-up Coupon for the Class II-3A-1
                                   Certificates.

CREDIT ENHANCEMENT:                Credit Enhancement for the
                                   Certificates will be provided by a
                                   senior/subordinate shifting
                                   interest structure. Subordination will be initially, [32.80%] for the Class II-3A-1
                                   Certificates and Class II-X-1, [32.00]% for the Class II-1A-1 Certificates and Class
                                   II-2A-1 Certificates, [16.00%] for the Class
                                   II-1A-2, Class II-2A-2, Class II-3A-2 and
                                   Class II-X-2 Certificates, [6.50]% for the
                                   Class II-B-1 Certificates, [3.25]% for the
                                   Class II-B-2 Certificates, [1.80]% for the
                                   Class II-B-3 Certificates, [1.20]% for the
                                   Class II-B-4 Certificates, and [0.95]% for the Class II-B-5 Certificates.

INTEREST CARRY FORWARD AMOUNT:     As of any Distribution Date, generally
                                   equal to the sum of (i) the excess
                                   of (a) the Current Interest for such Class with respect to prior Distribution Dates over (b) the amount actually distributed to such Class of Certificates with respect to interest on or after such prior Distribution
                                   Dates and (ii) interest thereon at the
                                   applicable pass-through rate.

DISTRIBUTION AMOUNT:               The Interest Distribution Amount for the
                                   Offered Certificates of any class
                                   on any Distribution Date is equal to
                                   interest accrued during the related Accrual
                                   Period on the certificate principal balance, or notional balance of that class immediately prior to the Distribution Date at the Pass-Through Rate for that class, in each case, reduced by any Prepayment
                                   Interest Shortfalls to the extent not
                                   covered by Compensating Interest, any
                                   shortfalls resulting from the application of the Relief Act and any allocations of net deferred interest to such Class.

BASIS RISK CARRY FORWARD           For any distribution date, and the Class
AMOUNT:                            II-3A-2 Certificates, the sum of (i) if on
                                   such distribution date the
                                   Pass-Through Rate for the related
                                   Certificates is based on the Net Rate Cap, the excess of (a) the Interest Distribution
                                   Amount that would have been payable had the Pass-Through Rate for the related
                                   Certificates been calculated without regard to the Net Rate Cap over (b) interest calculated at the Net Rate Cap plus any amounts paid under the Yield Maintenance
                                   Agreement plus (ii) any such amounts
                                   remaining unpaid from prior Distribution
                                   Dates (and interest thereon). On any
                                   Distribution Date, the Basis Risk Carry
                                   Forward Amount will be paid to the Class
                                   II-3A-2 Certificates, from funds otherwise allocable to the Class II-X-2 Certificates







-------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                            COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]           BEAR STEARNS ASSET BACKED SECURITIES I LLC
                            ASSET-BACKED CERTIFICATES, SERIES 2006-SD3 GROUP I

-------------------------------------------------------------------------------

BASIS RISK SHORTFALL:              Because each Mortgage  Loan in Loan Group 3
                                   has a mortgage rate that is
                                   adjustable, and the majority of the
                                   adjustable-rate Mortgage Loans in Loan Group
                                   3 will adjust based on One-Year MTA after an initial fixed-rate period of one or three months following the date of origination, and the Pass-Through Rates on the Class
                                   II-3A-2 Certificates are based on One-Month
                                   LIBOR, the application of the Net Rate Cap could result in shortfalls of interest otherwise payable on those certificates in certain periods (such shortfalls, "Basis
                                   Risk Shortfalls"). If Basis Risk Shortfalls occur, then in the case of the Class II-3A-2
                                   Certificates but not any other class of
                                   Certificates, they will be carried forward as Basis Risk Carry Forward Amounts and paid from Available Funds otherwise allocable to the Class II-X-2 Certificates on the same
                                   Distribution Date or in any subsequent
                                   Distribution Date.

AVAILABLE FUNDS:                   For any Distribution Date, an amount which
                                   generally includes, (1) all payments on
                                   account of principal (including the
                                   principal portion of monthly
                                   payments, principal prepayments and the
                                   principal amount of net liquidation proceeds and subsequent recoveries) received during the related due period or prepayment period and all payments on account of interest received during the related due period, (2) any monthly advances and Compensating
                                   Interest payments made by the Master
                                   Servicer or the Servicers for such
                                   Distribution Date and (3) any amounts
                                   reimbursed by the Master Servicer in
                                   connection with losses on certain eligible investments, net of fees payable to, and amounts reimbursable to, the Master
                                   Servicer, the Servicers, the Securities
                                   Administrator, the Trustee and the Custodian and investment earnings on amounts on deposit in the distribution account.

PRIORITY OF PAYMENTS:              Distributions on the certificates will be
                                   made on the 25th day of each month
                                   (or next business day), beginning in
                                   September 2006. The payments to the
                                   certificates, to the extent of Available
                                   Funds, will be made according to the
                                   following priority:

                                   AVAILABLE FUNDS:

                                    1.       Payment of accrued interest to the
                                             interest bearing senior
                                             certificates (in the case of the
                                             II-X-2, net of related Basis Risk
                                             Carry Forward Amounts), pro-rata,
                                             in an amount equal to their
                                             respective Pass-Through Rate;

                                    2.       Payment of Accrued Interest
                                             remaining unpaid from previous
                                             distribution dates to the interest
                                             bearing senior certificates (in the
                                             case of the II-X-2, net of related
                                             Basis Risk Carry Forward Amounts),
                                             pro-rata, in an amount equal to
                                             their respective Pass Through Rate;

                                    3.       Payment of principal pro-rata to
                                             the Class II-1A-1, Class II-1A-2,
                                             Class II-2A-1, Class II-2A-2, Class
                                             II-3A-1 and Class II-3A-2
                                             Certificates in an amount equal to
                                             the related loan group's Senior
                                             Optimal Principal Amount;

                                    4.       Payment of interest and principal
                                             sequentially to the Class II-B-1,
                                             Class II-B-2, Class II-B-3, Class
                                             II-B-4, Class II-B-5 and Class
                                             II-B-6 Certificates, in that order,
                                             the following amounts (a) interest
                                             at each class' respective Pass
                                             Through Rate, and (b) such class'
                                             Allocable Share of the Subordinate
                                             Optimal Principal Distribution
                                             Amount for such Distribution Date.







-------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                            COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]           BEAR STEARNS ASSET BACKED SECURITIES I LLC
                            ASSET-BACKED CERTIFICATES, SERIES 2006-SD3 GROUP I

-------------------------------------------------------------------------------


SENIOR OPTIMAL PRINCIPAL           An amount generally equal to the sum of
AMOUNT:                            (1) the Senior Percentage of
                                   scheduled principal payments on the related group's Mortgage Loans, (2) the Senior
                                   Prepayment Percentage of prepayments and net liquidation proceeds in respect of the related group's Mortgage Loans and amounts received in respect of repurchased and substitute Mortgage Loans for the related loan group.

SUBORDINATE OPTIMAL                An amount generally equal to the sum of (1)
PRINCIPAL AMOUNT:                  the Subordinate Percentage of
                                   scheduled principal payments on the
                                   Mortgage Loans, (2) the Subordinate
                                   Prepayment Percentage of prepayments and net liquidation proceeds in respect of the Mortgage Loans and repurchased and substitute Mortgage Loans for the related loan group and (3) on the Distribution Date on which the Certificate Principal Balances of the Senior Certificates have been reduced to zero, 100% of any Senior Optimal
                                   Principal Amount.

SHIFTING INTEREST:                 The Senior Certificates will be entitled to
                                   receive 100% of the prepayments
                                   collected on the mortgage loans until
                                   September 2016. The senior prepayment
                                   percentage can be reduced to Senior
                                   Percentage plus 70%, 60%, 40%, 20% and 0% of the Subordinate Percentage over the next five years provided that (i) the principal balance of the mortgage loans 61 days or more delinquent, averaged over the last 6 months, as a percentage of the aggregate
                                   Certificate Principal Balance of the
                                   Subordinate Certificates does not exceed 50% and (ii) cumulative realized losses on the Mortgage Loans does not exceed 30%, 35%,
                                   40%, 45% or 50% of the Original Principal
                                   Amount of the Subordinate Certificates for each test date.

                                   Notwithstanding the foregoing, if after 3 years the current Subordinate Percentage is equal to two times the initial Subordinate Percentage and (i) the principal balance of the Mortgage Loans 61 days or more delinquent, averaged over the last 6 months, as a percentage of the Current Principal Amount of the Subordinate Certificates does not exceed 50% and (ii) cumulative realized losses for the Mortgage Loans do not exceed a) on or prior to September 2009, 20% of the Original Principal Amount of the Subordinate Certificates or b) after September 2009, 30% of the Original Principal Amount of the Subordinate Certificates, then prepayments will be allocated on a pro rata basis.

                                   If doubling occurs prior to the third
                                   anniversary and the above delinquency and loss tests are met, then 50% of the subordinate prepayment percentage can be allocated to the subordinate classes.








-------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                            COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]           BEAR STEARNS ASSET BACKED SECURITIES I LLC
                            ASSET-BACKED CERTIFICATES, SERIES 2006-SD3 GROUP I

-------------------------------------------------------------------------------

GROUP II-3 YIELD MAINTENANCE       The issuer may benefit from payments from
AGREEMENT:                         the Yield Maintenance Provider pursuant to
                                   a Group 3 Yield Maintenance
                                   Agreement purchased with respect to the
                                   Class II-3A-2 Certificates, which is
                                   intended to partially mitigate the interest rate risk that could result from the difference between the LIBOR-based Rate on the floating rate Certificates and the Net
                                   Rate Cap.

                                   On each Distribution Date, payments
                                   under the Group 3 Yield Maintenance
                                   Agreement will be made on an amount equal to the product of (i) the excess of the minimum of (1) the then current One-Month LIBOR and
                                   (2) 10.50% for such Distribution Date over the strike rate, (ii) the lesser of (a) the Certificate Principal Balance of the Class II-3A-2 Certificates as of such Distribution Date and (b) the related notional balance schedule, calculated based on 25% CPR on such Distribution Date, and (iii) the actual number of days in the corresponding Accrual Period, divided by 360. It is anticipated that the Group 3 Yield Maintenance Agreement will include the following terms (please see Group II-3 Yield Maintenance Agreement Schedule):

                                   On each Distribution Date, amounts
                                   received under the Group 3 Yield Maintenance
                                   Agreement with respect to such Distribution
                                   Date will be allocated in the following
                                   order of priority:

                                    1.       first, from payments from the Group
                                             3 Yield Maintenance Agreement, (i)
                                             to the holders of the Class
                                             II-3A-2, the payment of any related
                                             Basis Risk Carry Forward Amount for
                                             such Distribution Dates, to the
                                             extent not covered by Available
                                             Funds as described above.

                                    2.       second, from any remaining amounts
                                             from payments on the Group 3 Yield
                                             Maintenance Agreement, to the
                                             holders of the Class II-3A-2
                                             Certificates, the payment of any
                                             Interest Distribution Amount and
                                             Interest Carry Forward Amount to
                                             the extent not covered by Available
                                             Funds on such Distribution Date.








-------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                            COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]           BEAR STEARNS ASSET BACKED SECURITIES I LLC
                            ASSET-BACKED CERTIFICATES, SERIES 2006-SD3 GROUP I

-------------------------------------------------------------------------------

                                  GROUP II-3 YIELD MAINTENANCE AGREEMENT SCHEDULE

-------------------------------------------------------------------------------------------------------------------------------
  PAYMENT     SWAP NOTIONAL    STRIKE      PAYMENT      SWAP NOTIONAL    STRIKE RATE  PAYMENT       SWAP NOTIONAL    STRIKE
   DATE         AMOUNT ($)        RATE       DATE        AMOUNT ($)                      DATE        AMOUNT ($)        RATE
-------------------------------------------------------------------------------------------------------------------------------
  Sep-06     9,855,000.00       100.000     Jun-09    4,010,980.64          9.995       Mar-12    1,772,459.42        10.500
-------------------------------------------------------------------------------------------------------------------------------
  Oct-06     9,608,521.90        10.348     Jul-09    3,898,948.73         10.327       Apr-12    1,729,208.49         9.990
-------------------------------------------------------------------------------------------------------------------------------
  Nov-06     9,398,656.61        10.014     Aug-09    3,789,552.44          9.993       May-12    1,687,001.10        10.324
-------------------------------------------------------------------------------------------------------------------------------
  Dec-06     9,192,457.99        10.349     Sep-09    3,682,630.15          9.992       Jun-12    1,645,812.25         9.991
-------------------------------------------------------------------------------------------------------------------------------
  Jan-07     8,989,807.36        10.016     Oct-09    3,598,104.79         10.324       Jul-12    1,605,617.53        10.324
-------------------------------------------------------------------------------------------------------------------------------
  Feb-07     8,790,517.86        10.016     Nov-09    3,515,289.21          9.991       Aug-12    1,566,393.11         9.991
-------------------------------------------------------------------------------------------------------------------------------
  Mar-07     8,594,960.29        10.500     Dec-09    3,433,708.01         10.323       Sep-12    1,528,115.73         9.991
-------------------------------------------------------------------------------------------------------------------------------
  Apr-07     8,403,114.23        10.018     Jan-10    3,353,638.46          9.989       Oct-12    1,490,762.70        10.324
-------------------------------------------------------------------------------------------------------------------------------
  May-07     8,214,167.55        10.352     Feb-10    3,274,830.17          9.989       Nov-12    1,454,311.84         9.991
-------------------------------------------------------------------------------------------------------------------------------
  Jun-07     8,028,335.61        10.018     Mar-10    3,197,351.77         10.500       Dec-12    1,418,741.53        10.324
-------------------------------------------------------------------------------------------------------------------------------
  Jul-07     7,845,045.50        10.353     Apr-10    3,121,254.49          9.988       Jan-13    1,384,030.65         9.992
-------------------------------------------------------------------------------------------------------------------------------
  Aug-07     7,664,534.04        10.019     May-10    3,046,651.31         10.321       Feb-13    1,350,158.59         9.992
-------------------------------------------------------------------------------------------------------------------------------
  Sep-07     7,484,395.36        10.019     Jun-10    2,972,896.04          9.988       Mar-13    1,317,105.22        10.500
-------------------------------------------------------------------------------------------------------------------------------
  Oct-07     7,303,470.72        10.352     Jul-10    2,900,880.73         10.321       Apr-13    1,284,850.92         9.992
-------------------------------------------------------------------------------------------------------------------------------
  Nov-07     7,116,584.67        10.017     Aug-10    2,830,525.87          9.988       May-13    1,253,376.50        10.325
-------------------------------------------------------------------------------------------------------------------------------
  Dec-07     6,928,598.65        10.349     Sep-10    2,761,862.23          9.988       Jun-13    1,222,663.26         9.992
-------------------------------------------------------------------------------------------------------------------------------
  Jan-08     6,736,771.44        10.014     Oct-10    2,694,825.58         10.321       Jul-13    1,192,692.93        10.325
-------------------------------------------------------------------------------------------------------------------------------
  Feb-08     6,544,243.25        10.012     Nov-10    2,629,353.98          9.989       Aug-13    1,163,447.68         9.992
-------------------------------------------------------------------------------------------------------------------------------
  Mar-08     6,355,117.70        10.500     Dec-10    2,565,457.88         10.322       Sep-13    1,134,910.11         9.992
-------------------------------------------------------------------------------------------------------------------------------
  Apr-08     6,170,296.34        10.010     Jan-11    2,503,099.61          9.989       Oct-13    1,107,063.23        10.326
-------------------------------------------------------------------------------------------------------------------------------
  May-08     5,989,617.03        10.342     Feb-11    2,442,242.36          9.989       Nov-13    1,079,890.45         9.993
-------------------------------------------------------------------------------------------------------------------------------
  Jun-08     5,812,741.72        10.008     Mar-11    2,382,850.22         10.500       Dec-13    1,053,375.59        10.326
-------------------------------------------------------------------------------------------------------------------------------
  Jul-08     5,639,555.67        10.340     Apr-11    2,324,888.13          9.989       Jan-14    1,027,502.85         9.993
-------------------------------------------------------------------------------------------------------------------------------
  Aug-08     5,470,324.76        10.005     May-11    2,268,321.86         10.322       Feb-14    1,002,256.81         9.993
-------------------------------------------------------------------------------------------------------------------------------
  Sep-08     5,304,937.17        10.004     Jun-11    2,213,118.02          9.989       Mar-14    977,622.42          10.500
-------------------------------------------------------------------------------------------------------------------------------
  Oct-08     5,143,331.24        10.337     Jul-11    2,159,243.97         10.322       Apr-14    953,584.98           9.993
-------------------------------------------------------------------------------------------------------------------------------
  Nov-08     4,984,873.62        10.002     Aug-11    2,106,667.90          9.990       May-14    930,130.15          10.327
-------------------------------------------------------------------------------------------------------------------------------
  Dec-08     4,829,856.17        10.334     Sep-11    2,055,358.72          9.990       Jun-14    907,243.92           9.994
-------------------------------------------------------------------------------------------------------------------------------
  Jan-09     4,678,205.32        10.000     Oct-11    2,005,286.10         10.323       Jul-14    884,912.64          10.327
-------------------------------------------------------------------------------------------------------------------------------
  Feb-09     4,530,003.70        9.999      Nov-11    1,956,420.43          9.990       Aug-14    863,122.97           9.994
-------------------------------------------------------------------------------------------------------------------------------
  Mar-09     4,384,966.52        10.500     Dec-11    1,908,732.81         10.323       ZZZ-00    000,000.00           0.000
-------------------------------------------------------------------------------------------------------------------------------
  Apr-09     4,243,260.46        9.997      Jan-12    1,862,195.02          9.990       ZZZ-00    000,000.00           0.000
-------------------------------------------------------------------------------------------------------------------------------
  May-09     4,125,739.19        10.329     Feb-12    1,816,779.52          9.990       ZZZ-00    000,000.00           0.000
-------------------------------------------------------------------------------------------------------------------------------






-------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                            COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]           BEAR STEARNS ASSET BACKED SECURITIES I LLC
                            ASSET-BACKED CERTIFICATES, SERIES 2006-SD3 GROUP I

-------------------------------------------------------------------------------


ALLOCATION OF LOSSES:               On each distribution date, any
                                    Realized Loss on the mortgage loans will be allocated first to the subordinate certificates, in reverse numerical order beginning with the Class II-B-6
                                    Certificates, in each case until the
                                    certificate principal balance of the
                                    respective class of certificates has been reduced to zero.

                                    Thereafter, Realized Losses on the Group I
                                    Mortgage Loans will be allocated first to the Class II-1A-2 Certificates until reduced to zero and then to the Class II-1A-1 Certificates; Realized Losses on the Group II Mortgage Loans will be allocated first to the Class II-2A-2 Certificates until reduced to zero and then to the Class II-2A-1 Certificates; Realized Losses on the Group III Mortgage Loans will be allocated first to the Class II-3A-2 Certificates until reduced to zero and then to the Class II-3A-1
                                    Certificates.

NET DEFERRED INTEREST:              With respect to the Group 3 Mortgage
                                    Loans, on any Distribution Date,
                                    the amount of deferred interest on the
                                    related Mortgage Loans during the related
                                    Due Period net of principal prepayment in full, partial principal prepayments, net liquidation proceeds, repurchase proceeds and scheduled principal payments, in that order, in each case with respect to the related Mortgage Loan group, included in the related Available Funds for such
                                    Distribution Date and available to be
                                    distributed on the related certificates on that Distribution Date.

                                    With respect to any Certificate (other
                                    than the interest-only certificates) as of any Distribution Date will be an amount equal to the product of (1) the difference, if any between (a) the lesser of (i) the related Pass-Through Rate for such Class, without regard to the Net Rate Cap on such distribution date and (ii) the weighted average of the net rates on the related Mortgage Loans and (b) the related Adjusted Rate Cap for such Distribution Date and (2) the certificate principal balance of the Certificate immediately prior to such distribution date, and the actual number of days in such interest accrual period divided by 360.

                                    With respect to any class of interest-only certificates as of any distribution date, an amount equal to the difference, if any, between (1) the proportionate amount of Net Deferred Interest on the related Mortgage Loans during the related Due Period, and (2) the portion of Net Deferred Interest allocated to the related certificates (other than the interest-only certificates) on such Distribution Date.

ADJUSTED RATE CAP:                  With respect to each class of Class A
                                    Certificates in Mortgage Loan Group
                                    3, each Distribution Date and the related
                                    Due Period, the sum of (i) the scheduled monthly payments owed on the related
                                    Mortgage Loans for such Due Period less the related servicing fees and (ii) the actual monthly payments received in excess of such scheduled monthly payments, expressed as a per annum rate calculated on the basis of the aggregate scheduled principal balance of the related mortgage loans for such Due
                                    Period and further reflecting the accrual of interest on an actual/360 basis.






-------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                            COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]           BEAR STEARNS ASSET BACKED SECURITIES I LLC
                            ASSET-BACKED CERTIFICATES, SERIES 2006-SD3 GROUP I

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
  THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT AND HAS BEEN PROVIDED BASED
                      ON INFORMATION AS OF AUGUST 1, 2006.
-------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------
LOAN CHARACTERISTIC                  GROUP 1                 GROUP 2                 GROUP 3         ADJUSTABLE POOL
---------------------------------------------------------------------------------------------------------------------
 Expected Pool Balance           $59,815,290             $45,373,277             $58,662,415            $163,850,981
 Average Balance                    $216,722                $266,902                $331,426                $263,003
 % Conforming Balances                66.81%                  67.34%                  56.76%                  63.36%
---------------------------------------------------------------------------------------------------------------------
 WA Gross WAC                         5.622%                  5.754%                  7.441%                  6.310%
 Range of Gross WAC         3.625% - 12.125%           4.25% - 8.75%          6.472% - 9.00%        3.625% - 12.125%
 WA Net WAC (%)                       5.257%                  5.404%                  6.954%                  5.905%
 WAM (mos)                               338                     346                     363                     349
 WA Age (mos)                             21                      14                      13                      16
 WA Orig. Term (mos)                     359                     360                     375                     365
---------------------------------------------------------------------------------------------------------------------
Fixed Rate Balloon                       N/A                     N/A                     N/A                     N/A
Fixed Rate Fully
Amortizing                               N/A                     N/A                     N/A                     N/A
Adjustable Rate                      100.00%                 100.00%                 100.00%                 100.00%
---------------------------------------------------------------------------------------------------------------------
 First Lien / Second           100.00% /---%           100.00% /---%           100.00% /---%           100.00% /---%
Lien
---------------------------------------------------------------------------------------------------------------------
CURRENT BALANCE
$0 - $49,999                           0.48%                   0.09%                   0.77%                   0.20%
$50,000 - $99,999                      8.55%                   2.67%                   4.67%                   4.14%
$100,000 - $149,999                   13.23%                   8.63%                   8.70%                   8.89%
$150,000 - $199,999                   11.58%                   9.93%                   8.34%                  10.10%
$200,000 - $249,999                   13.90%                  19.00%                   9.89%                  13.32%
$250,000 - $299,999                    9.54%                  10.93%                  11.08%                  10.05%
$300,000 - $349,999                    6.98%                   7.15%                   6.97%                   8.49%
$350,000 - $399,999                    3.11%                   8.04%                   7.87%                   5.86%
$400,000 - $449,999                    0.71%                   2.85%                   4.78%                   3.86%
$450,000 - $499,999                    2.29%                   3.22%                   4.41%                   3.44%
$500,000 - $549,999                    2.60%                   2.33%                   4.94%                   3.17%
$550,000 - $599,999                    2.92%                   6.31%                   3.22%                   4.58%
$600,000 - $649,999                    1.09%                   1.41%                  24.35%                   1.94%
$650,000 and above                    23.04%                  17.44%                   0.77%                  21.96%
---------------------------------------------------------------------------------------------------------------------
INTEREST RATE
Up to 5.999%                          74.71%                  75.30%                   0.00%                  48.13%
6.000% - 6.999%                       10.07%                  15.84%                  24.60%                  16.87%
7.000% - 7.999%                        8.00%                   0.00%                  72.10%                  30.55%
8.000% - 8.999%                        5.43%                   6.59%                   2.69%                   3.58%
9.000% - 9.999%                        1.47%                   2.27%                   0.61%                   0.76%
10.000% - 10.999%                      0.20%                   0.00%                   0.00%                   0.07%
11.000% - 11.999%                      0.00%                   0.00%                   0.00%                   0.00%
12.000% - 12.999%                      0.12%                   0.00%                   0.00%                   0.04%
13.000% and above                      0.00%                   0.00%                   0.00%                   0.00%
---------------------------------------------------------------------------------------------------------------------







-------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                            COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]           BEAR STEARNS ASSET BACKED SECURITIES I LLC
                            ASSET-BACKED CERTIFICATES, SERIES 2006-SD3 GROUP I

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
  THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT AND HAS BEEN PROVIDED BASED
                      ON INFORMATION AS OF AUGUST 1, 2006.
-------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------
LOAN CHARACTERISTIC                 GROUP 1                 GROUP 2                  GROUP 3         ADJUSTABLE POOL
---------------------------------------------------------------------------------------------------------------------
AGE (MONTHS)
0 - 12                               16.87%                  76.85%                   63.60%                  50.21%
13 - 24                              48.33%                   5.88%                   33.35%                  31.21%
25 - 36                              26.83%                  17.27%                    2.67%                  15.53%
37 - 48                               7.49%                   0.00%                    0.00%                   2.73%
49 - 60                               0.31%                   0.00%                    0.38%                   0.25%
61 - 72                               0.00%                   0.00%                    0.00%                   0.00%
73 - 84                               0.12%                   0.00%                    0.00%                   0.04%
85 - 96                               0.00%                    0.0%                    0.00%                   0.00%
97 and Greater                        0.05%                   0.00%                    0.00%                   0.02%
ORIGINAL TERM
1-15 Years                            0.11%                   0.00%                    0.00%                   0.04%
16-30 Years                          99.89%                 100.00%                   87.09%                  95.34%
+30 Years                             0.00%                   0.00%                   12.91%                   4.62%
CREDIT SCORE
Weighted Average                        652                     709                      648                     666
Not Available                         0.00%                    0.00                    0.00%                   0.00%
Up to 549                            20.36%                   4.33%                   17.49%                  14.90%
550 to 599                           15.58%                   5.17%                   11.16%                  11.12%
600 to 649                           10.07%                  11.11%                   14.71%                  12.02%
650 to 699                           14.95%                  13.87%                   27.90%                  19.29%
700 to 749                           18.31%                  26.36%                   20.93%                  21.48%
750 to 799                           17.45%                  37.69%                    7.14%                  19.36%
800 and Greater                       3.27%                   1.47%                    0.67%                   1.84%
---------------------------------------------------------------------------------------------------------------------
 CURRENT LTV*
*LTV for second liens
includes Senior Lien
Balance
 Weighted Average                    75.24%                  73.14%                   79.88%                  76.32%
 % LTV's > 80%                       34.62%                   9.45%                   60.95%                  39.26%
 % of LTV's > 80%
with MI                              21.09%                   7.10%                    6.10%                  11.85%
---------------------------------------------------------------------------------------------------------------------
ORIGINAL LTV*
*LTV for second liens
includes Senior Lien
Balance
Weighted Average                     74.99%                  74.27%                   77.36%                  75.64%
Up to 10.00%                          0.00%                   0.00%                    0.00%                   0.00%
10.01% - 20.00%                       0.16%                   0.09%                    0.00%                   0.08%
20.01% - 30.00%                       0.50%                   1.05%                    0.10%                   0.22%
30.01% - 40.00%                       1.40%                   3.09%                    0.26%                   0.80%
40.01% - 50.00%                       5.08%                   6.37%                    4.33%                   2.81%
50.01% - 60.00%                      11.87%                  18.06%                   11.81%                   7.65%
60.01% - 70.00%                      13.31%                  62.73%                   76.22%                  14.09%
70.01% - 80.00%                      38.74%                   5.21%                    4.84%                  58.80%
80.01% - 90.00%                      14.88%                   3.40%                    2.43%                   8.61%
90.01% - 100.00%                     13.90%                   0.09%                    0.10%                   6.89%
100.01% and above                     0.16%                   0.00%                    0.00%                   0.06%
---------------------------------------------------------------------------------------------------------------------




-------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                            COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]           BEAR STEARNS ASSET BACKED SECURITIES I LLC
                            ASSET-BACKED CERTIFICATES, SERIES 2006-SD3 GROUP I

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
  THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT AND HAS BEEN PROVIDED BASED
                      ON INFORMATION AS OF AUGUST 1, 2006.
-------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------
LOAN CHARACTERISTIC                  GROUP 1                 GROUP 2                 GROUP 3         ADJUSTABLE POOL
---------------------------------------------------------------------------------------------------------------------
OCCUPANCY STATUS                      13.27%                   9.50%                  16.54%                  13.39%
 Investor Property
 Owner Occupied                       80.88%                  80.86%                  77.82%                  79.78%
 Second Home                           5.85%                   9.65%                   5.64%                   6.83%
LOAN PURPOSE
 Cash-Out Refi                        29.03%                  16.98%                  38.72%                  29.16%
 Purchase Money                       45.56%                  56.89%                  49.56%                  50.13%
 Rate/Term Refi                       25.42%                  26.13%                  11.73%                  20.71%
---------------------------------------------------------------------------------------------------------------------
INSURANCE
 Conventional w/o MI                  78.60%                  92.78%                  93.90%                  88.00%
 Conventional w/MI                    21.40%                   7.22%                   6.10%                  12.00%
---------------------------------------------------------------------------------------------------------------------
GEOGRAPHIC
CONCENTRATION (> 5%)
                                 (CA) 24.50%             (CA) 22.45%             (CA) 47.83%             (CA) 32.28%
                                  (FL) 7.23%             (FL) 19.85%             (FL) 10.85%             (FL) 12.02%
                                  (IL) 6.42%              (GA) 6.55%               (VA)5.66%
                                   (VA) 5.99%

 PROPERTY TYPE
2-4 Family                             2.48%                   1.27%                   8.04%                   4.13%
CO-OP                                  1.04%                   0.00%                   0.35%                   0.50%
Condominium                           15.42%                  12.82%                  17.71%                  15.52%
PUD                                   14.82%                  16.52%                  26.02%                  19.30%
Single Family                         65.64%                  69.39%                  47.34%                  60.13%
Townhouse                              0.60%                   0.00%                   0.56%                   0.42%
---------------------------------------------------------------------------------------------------------------------
INDEX
 Fixed Rate Balloon                    0.00%                   0.00%                   0.00%                   0.00%
 Fixed Rate Fully
Amortizing                             0.00%                   0.00%                   0.00%                   0.00%
 1YR LIBOR ARM                        14.15%                   37.38                   0.00%                  15.52%
 6MO LIBOR ARM                        23.54%                  10.58%                   0.00%                  11.52%
 1MO LIBOR ARM                         0.00%                   0.00%                   1.74%                   0.62%
 1YR CMT ARM                          62.20%                  52.04%                   0.00%                  37.12%
 MTA                                   0.12%                   0.00%                  98.26%                  35.22%
---------------------------------------------------------------------------------------------------------------------




-------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                            COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]           BEAR STEARNS ASSET BACKED SECURITIES I LLC
                            ASSET-BACKED CERTIFICATES, SERIES 2006-SD3 GROUP I

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
  THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT AND HAS BEEN PROVIDED BASED
                      ON INFORMATION AS OF AUGUST 1, 2006.
-------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------
LOAN CHARACTERISTIC                  GROUP 1                 GROUP 2                 GROUP 3         ADJUSTABLE POOL
---------------------------------------------------------------------------------------------------------------------
GROSS MARGIN
Weighted Average                      3.097%                  2.645%                  3.057%                  2.958%
Fixed Rate Mortgage                    0.00%                   0.00%                   0.00%
Loans                                                                                                          0.00%
Up to 2.999%                          81.90%                  98.84%                  35.98%                  70.15%
3.000% - 3.999%                        4.57%                   0.00%                  63.64%                  24.45%
4.000% - 4.999%                        4.83%                   0.00%                   0.38%                   1.90%
5.000% - 5.999%                        3.87%                   1.16%                   0.00%                   1.74%
6.000% - 6.999%                        2.60%                   0.00%                   0.00%                   0.95%
7.000% - 7.999%                        2.04%                   0.00%                   0.00%                   0.74%
8.000% and above                       0.20%                   0.00%                   0.00%                   0.07%
---------------------------------------------------------------------------------------------------------------------
MAXIMUM INTEREST RATE
Weighted Average                     10.884%                 10.843%                 10.861%                 10.884%
Fixed Rate Mortgage                    0.00%                   0.00%                                           0.00%
Loans
Up to 11.999%                         77.49%                  89.13%                  58.97%                  74.08%
12.000% - 12.999%                      9.05%                   5.68%                  40.04%                  19.21%
13.000% - 13.999%                      7.49%                   3.96%                   0.38%                   3.97%
14.000% - 14.999%                      4.08%                   1.22%                   0.00%                   1.83%
15.000% - 15.999%                      1.40%                   0.00%                   0.00%                   0.51%
16.000% - 16.999%                      0.49%                   0.00%                   0.00%                   0.18%
17.000% - 17.999%                      0.00%                   0.00%                   0.00%                   0.00%
18.000% - 18.999%                      0.00%                   0.00%                   0.00%                   0.00%
19.000% - 19.999%                      0.00%                   0.00%                   0.61%                   0.22%
20.000% and above                      0.00%                   0.00%                   0.00%                   0.00%
---------------------------------------------------------------------------------------------------------------------
MONTHS TO NEXT RATE
ADJUSTMENT
Weighted Average                          27                      61                       1                      27
Fixed Rate Mortgage                    0.00%                   0.00%                    0.00                   0.00%
Loans
 1 -  3                                9.21%                   0.00%                 100.00%                  39.20%
 4 -  7                                6.40%                   0.00%                   0.00%                   2.29%
 8 - 11                                8.11%                   0.00%                   0.00%                   2.96%
12 - 15                                7.29%                   0.00%                   0.00%                   2.66%
16 - 19                                2.81%                   0.00%                   0.00%                   1.03%
20 - 23                                5.06%                   0.00%                   0.00%                   1.85%
24 - 43                               35.56%                   0.00%                   0.00%                  12.98%
44 - 50                               25.57%                  37.14%                   0.00%                  19.62%
51 +                                   0.00%                  62.68%                   0.00%                  17.41%
---------------------------------------------------------------------------------------------------------------------
INTEREST ONLY
10YR IO                               10.15%                  29.33%                   0.00%                   0.41%
2YR IO                                 0.50%                   0.81%                   0.00%                   1.25%
3YR IO                                 3.16%                   0.35%                   0.00%                  18.91%
5YR IO                                29.82%                  29.31%                   0.00%                   1.27%
7YR IO                                 0.16%                   4.36%                   0.00%                  11.63%
NONIO                                 56.20%                  35.83%                 100.00%                  66.54%
---------------------------------------------------------------------------------------------------------------------







-------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.